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                                                                 Exhibit 23.6
                      [Bass, Berry & Sims PLC Letterhead]
                               December 30, 1998




Prison Realty Corporation
10 Burton Hills Boulevard
Nashville, Tennessee 37215

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933 of the shares of common stock, $0.01 par value per share (the "Common Stock"), of Prison Realty Corporation, a Maryland corporation, on its Registration Statement on Form S-4 filed on the date hereof to register additional shares of Common Stock pursuant to Rule 462(b) (the "Registration Statement"), related to its Registration Statement on Form S-4 (File No. 333-65017) (the "Initial Registration Statement"), we hereby consent to the incorporation by reference in this Registration Statement of our opinion filed as Exhibit 8.3 to the Initial Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Sincerely,


                                   /s/ Bass, Berry & Sims PLC
                                   --------------------------
                                   Bass, Berry & Sims PLC